Exhibit 99.1

JAKKS PACIFIC REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

Sales through September 30, 2022 exceeded full-year 2021 sales levels

SANTA MONICA, Calif., October 27, 2022 – JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Overview

●	Net sales were $323.0 million, a year-over-year increase of 36%
o	Toys/Consumer Products were $269.6 million, a year-over-year increase of 56%
o	Costumes were $53.4 million, a year-over-year decrease of 17%
■	Costumes year-to-date are $134.7 million, a 36% increase over 2021
●	Year-to-date net sales were $664.3 million, which exceeded full year 2021 net sales of $621.1 million
●	Gross margin of 28.5%, down 310 basis points vs. Q3 2021
●	Operating income of $53.7 million (16.7% of net sales) in Q3 2022 vs. $36.7 million (15.5% of net sales) in Q3 2021
o	Year-to-date operating income of $76.7 million (11.6% of net sales) vs. $35.8 million (8.3% of net sales) for comparable period in 2021
●

Net income attributable to common stockholders of $30.3 million or $2.96 per diluted share, compared to net income attributable to common stockholders of $36.0 million or $3.97 per diluted share in Q3 2021

●

Adjusted net income attributable to common stockholders (a non-GAAP measure) of $39.0 million or $3.80 per diluted share, compared to adjusted net income attributable to common stockholders of $34.2 million or $3.76 per diluted share in Q3 2021

●	Adjusted EBITDA (a non-GAAP measure) of $59.4 million vs. $41.7 million in Q3 2021

Management Commentary

“We continued to see strong retail sell-thru for our product throughout the third quarter,” said Stephen Berman, CEO of JAKKS Pacific. “Our top three toy accounts in the US sustained point of sale results in the high teens in Q3 as we head into the all-important fourth quarter. By leaning into our heritage as an FOB-first company, we’ve managed to ship more of our product earlier in the year to avoid excessive supply-chain expenses and mitigate out-of-stock risks at retail. As a result, our customers are ready for the holiday season with a great range of product and promotional plans. We are on track to deliver full-year 2022 revenue growth around 20% vs. prior year for the second year in a row, which are exceptional results that the team and I are very proud of.

“In addition to the strength in our toy segment, our costume business is also performing at a very high level. We have already shipped 25% more costumes this year than the amount we shipped in all of 2021. Q3 2022 Disguise costumes sales were down compared to Q3 2021 as Halloween customers ordered product earlier this year. We are on track for our biggest year with Disguise since JAKKS acquired the company in 2008, and we are also excited about that momentum continuing into 2023.

“We have been clear about our desire to reduce our long-term debt and cash interest expense. To that end, based on our strong performance and near-term outlook we decided to make an optional $17.5 million principal pay-down of our term loan this past quarter. This brings our year-to-date principal payments to $29.0 million, or 29% of our balance as of January 1st of this year, and results in a principal balance of $69.5 million.”

Third Quarter 2022 Results

Net sales for the third quarter of 2022 were $323.0 million, up 36% versus $237.0 million last year. The Toys/Consumer Products segment sales were up 56% globally (50% North America; 85% International) and as noted sales of Disguise costumes were down 17% compared to last year (-23% North America; 144% International) as Halloween customers ordered product earlier this year than the traditional seasonality.

Year-to-date Toys/Consumer Products sales were up 58% over the comparable 2021 period. Year-to-date the Costumes segment was up 36% over the comparable 2021 period.

Year-to-date adjusted net income attributable to common stockholders was $57.5 million ($5.68 per diluted share), compared to $22.3 million ($3.15 per diluted share) in the first nine months of 2021. Year-to-date adjusted EBITDA of $88.5 million (13.3% of net sales), was double the $44.2 million (10.2% of net sales) in the comparable 2021 period.

Balance Sheet Highlights

The Company’s cash and cash equivalents (including restricted cash) totaled $76.6 million as of September 30, 2022 compared to $26.7 million as of September 30, 2021, and $45.3 million as of December 31, 2021.

Total debt was $67.7 million net of unamortized discounts and issuance costs, compared to $95.8 million as of September 30, 2021, and $95.5 million as of December 31, 2021. Total debt includes the amount outstanding under the Company's term loan, net of unamortized discounts and issuance costs.

Inventory levels are down from prior quarter but remain elevated, totaling $109.2 million, of which $20.5 million was in-transit to our distribution centers, compared to $123.7 million in total inventory as of June 30, 2022 and $89.8 million in total inventory as of September 30, 2021.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on October 27, 2022. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (Registration Link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: Creepy Crawlers®, Fly Wheel®, Perfectly Cute®, ReDo Skateboard Co.®, WeeeDo™, Xtreme Power®, Disguise®, Maui®, Moose Mountain®, Kids Only!®, Eyeclops®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi®, a New Generation of Clean Beauty®. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,		December 31,
	2022	2021	2021
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$76,418	$25,897	$44,521
Restricted cash	178	808	811
Accounts receivable, net	204,856	209,190	147,394
Inventory	109,171	89,796	83,954
Prepaid expenses and other assets	11,124	12,370	10,877
Total current assets	401,747	338,061	287,557

Property and equipment	131,918	120,910	121,945
Less accumulated depreciation and amortization	116,558	108,125	108,796
Property and equipment, net	15,360	12,785	13,149

Operating lease right-of-use assets, net	22,154	18,535	16,950
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	2,770	4,644	4,308
Total assets	$477,114	$409,108	$357,047

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$77,126	$77,690	$50,237
Accounts payable - Meisheng (related party)	28,301	27,581	15,894
Accrued expenses	74,223	58,180	47,071
Reserve for sales returns and allowances	59,216	47,691	46,285
Income taxes payable	14,084	635	1,004
Short term operating lease liabilities	10,515	10,407	10,477
Short term debt, net	2,475	1,914	2,104
Total current liabilities	265,940	224,098	173,072

Long term operating lease liabilities	12,555	9,947	8,039
Debt, non-current portion, net	65,195	93,896	93,415
Preferred stock derivative liability	23,347	17,075	21,282
Income taxes payable	66	215	215
Deferred income taxes, net	53	123	51
Total liabilities	367,156	345,354	296,074

Preferred stock accrued dividends	4,128	2,733	3,074

Stockholders' equity:
Common stock, $.001 par value	10	9	10
Additional paid-in capital	274,040	272,568	272,941
Accumulated deficit	(149,987)	(200,259)	(203,431)
Accumulated other comprehensive loss	(18,594)	(12,609)	(12,952)
Total JAKKS Pacific, Inc. stockholders' equity	105,469	59,709	56,568
Non-controlling interests	361	1,312	1,331
Total stockholders' equity	105,830	61,021	57,899
Total liabilities, preferred stock and stockholders' equity	$477,114	$409,108	$357,047

Supplemental Balance Sheet and Cash Flow Data (Unaudited)
	September 30,
Key Balance Sheet Data:	2022	2021

Accounts receivable days sales outstanding (DSO)	58	81
Inventory turnover (DSI)	44	51

	Nine Months Ended September 30,
Condensed Cash Flow Data:	2022	2021
	(In thousands)
Cash flows provided by (used in) operating activities	$75,793	$(26,942)
Cash flows used in investing activities	(8,619)	(6,343)
Cash flows used in financing activities and other	(35,910)	(32,703)
Increase/(decrease) in cash, cash equivalents and restricted cash	$31,264	$(65,988)

Capital expenditures	$(8,621)	$(6,375)

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Δ (%)	2022	2021	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)

Net sales	$322,998	$236,957	36%	$664,301	$433,152	53%
Less: Cost of sales
Cost of goods	174,334	126,095	38	368,242	231,633	59
Royalty expense	52,868	32,251	64	106,262	61,546	73
Amortization of tools and molds	3,885	3,687	5	7,079	7,058	0
Cost of sales	231,087	162,033	43	481,583	300,237	60
Gross profit	91,911	74,924	23	182,718	132,915	37
Direct selling expenses	8,397	10,729	(22)	20,137	23,817	(15)
General and administrative expenses	29,400	26,846	10	84,067	71,450	18
Depreciation and amortization	373	606	(38)	1,547	1,807	(14)
Selling, general and administrative expenses	38,170	38,181	(0)	105,751	97,074	9
Intangibles impairment	-	-	nm	300	-	nm
Income from operations	53,741	36,743	46	76,667	35,841	114
Other income (expense):
Other income (expense), net	251	129	95	520	256	103
Change in fair value of convertible senior notes	-	(3,651)	(100)	-	(16,495)	(100)
Change in fair value of preferred stock derivative liability	(7,449)	(99)	nm	(2,065)	(9,013)	(77)
Gain on loan forgiveness	-	6,206	(100)	-	6,206	(100)
Loss on debt extinguishment	-	-	-	-	(7,351)	(100)
Interest income	55	4	nm	64	10	nm
Interest expense	(4,350)	(2,658)	64	(8,889)	(11,903)	(25)
Income (loss) before provision for income taxes	42,248	36,674	15	66,297	(2,449)	nm
Provision for income taxes	11,572	298	nm	13,323	286	nm
Net income (loss)	30,676	36,376	(16)	52,974	(2,735)	nm
Net income (loss) attributable to non-controlling interests	(17)	42	nm	(470)	101	nm
Net income (loss) attributable to JAKKS Pacific, Inc.	$30,693	$36,334	(16)%	$53,444	$(2,836)	nm %
Net income (loss) attributable to common stockholders	$30,336	$35,998	(16)%	$52,390	$(3,829)	nm %
Earnings (loss) per share - basic	$3.13	$4.08		$5.44	$(0.56)
Shares used in earnings (loss) per share - basic	9,695	8,823		9,624	6,820
Earnings (loss) per share - diluted	$2.96	$3.97		$5.18	$(0.56)
Shares used in earnings (loss) per share - diluted	10,260	9,073		10,111	6,820

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Δ bps	2022	2021	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	54.0	53.2	(80)	55.4	53.4	(200)
Royalty expense	16.3	13.6	(270)	16.0	14.3	(170)
Amortization of tools and molds	1.2	1.6	40	1.1	1.6	50
Cost of sales	71.5	68.4	(310)	72.5	69.3	(320)
Gross profit	28.5	31.6	(310)	27.5	30.7	(320)
Direct selling expenses	2.6	4.5	190	3.0	5.5	250
General and administrative expenses	9.1	11.3	220	12.7	16.5	380
Depreciation and amortization	0.1	0.3	20	0.2	0.4	20
Selling, general and administrative expenses	11.8	16.1	430	15.9	22.4	650
Intangibles impairment	-	-	-	-	-	-
Income from operations	16.7	15.5	120	11.6	8.3	330
Other income (expense):
Other income (expense), net	0.1	-		-	-
Change in fair value of convertible senior notes	-	(1.5)		-	(3.8)
Change in fair value of preferred stock derivative liability	(2.3)	-		(0.3)	(2.1)
Gain on loan forgiveness	-	2.6		-	1.4
Loss on debt extinguishment	-	-		-	(1.7)
Interest income	-	-		-	-
Interest expense	(1.4)	(1.1)		(1.3)	(2.7)
Income (loss) before provision for income taxes	13.1	15.5		10.0	(0.6)
Provision for income taxes	3.6	0.1		2.0	0.1
Net income (loss)	9.5	15.4		8.0	(0.7)
Net income (loss) attributable to non-controlling interests	-	-		-	-
Net income (loss) attributable to JAKKS Pacific, Inc.	9.5%	15.4%		8.0%	(0.7)%
Net income (loss) attributable to common stockholders	9.4%	15.2%		7.9%	(0.9)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Δ ($)	2022	2021	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income (loss)	$30,676	$36,376	$(5,700)	$52,974	$(2,735)	$55,709
Interest expense	4,350	2,658	1,692	8,889	11,903	(3,014)
Interest income	(55)	(4)	(51)	(64)	(10)	(54)
Provision for income taxes	11,572	298	11,274	13,323	286	13,037
Depreciation and amortization	4,258	4,293	(35)	8,626	8,865	(239)
EBITDA	50,801	43,621	7,180	83,748	18,309	65,439
Adjustments:
Other (income) expense, net	(251)	(129)	(122)	(520)	(256)	(264)
Restricted stock compensation expense	1,411	615	796	3,436	1,380	2,056
Change in fair value of preferred stock derivative liability	7,449	99	7,350	2,065	9,013	(6,948)
Change in fair value of convertible senior notes	-	3,651	(3,651)	-	16,495	(16,495)
Employee Retention Credit/Gov't Employment Support	-	-	-	(249)	(1,900)	1,651
Gain on loan forgiveness	-	(6,206)	6,206	-	(6,206)	6,206
Loss on debt extinguishment	-	-	-	-	7,351	(7,351)
Adjusted EBITDA	$59,410	$41,651	$17,759	$88,480	$44,186	$44,294
Adjusted EBITDA/Net sales %	18.4%	17.6%	80 bps	13.3%	10.2%	310 bps

	Trailing Twelve Months Ended September 30,
	2022	2021	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM Net income (loss)	$49,821	$(14,044)	$63,865
Interest expense	11,090	16,809	(5,719)
Interest income	(67)	(12)	(55)
Provision for income taxes	13,263	740	12,523
Depreciation and amortization	10,012	10,809	(797)
TTM EBITDA	84,119	14,302	69,817
Adjustments:
Other (income) expense, net	(710)	(391)	(319)
Restricted stock compensation expense	4,149	2,177	1,972
Change in fair value of convertible senior notes	(76)	21,517	(21,593)
Change in fair value of preferred stock derivative liability	6,272	11,204	(4,932)
Employee Retention Credit/Gov't Employment Support	(249)	(1,900)	1,651
Gain on loan forgiveness	-	(6,206)	6,206
Loss on debt extinguishment	-	7,351	(7,351)
TTM Adjusted EBITDA	$93,505	48,054	$45,451
TTM Adjusted EBITDA/TTM Net sales %	11.0%	8.6%	240 bps

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Δ ($)	2022	2021	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$30,336	$35,998	$(5,662)	$52,390	$(3,829)	$56,219
Restricted stock compensation expense	1,411	615	796	3,436	1,380	2,056
Change in fair value of preferred stock derivative liability	7,449	99	7,350	2,065	9,013	(6,948)
Change in fair value of convertible senior notes	-	3,651	(3,651)	-	16,495	(16,495)
Loss on debt extinguishment	-	-	-	-	7,351	(7,351)
Gain on loan forgiveness	-	(6,206)	6,206	-	(6,206)	6,206
Employee Retention Credit/Gov't Employment Support	-	-	-	(249)	(1,900)	1,651
2021 BSP Term Loan prepayment penalty	525	-	525	525	-	525
Tax impact of additional charges	(697)	-	(697)	(697)	-	(697)
Adjusted net income attributable to common stockholders	$39,024	$34,157	$4,867	$57,470	$22,304	$35,166
Adjusted earnings per share - basic	$4.03	$3.87	$0.15	$5.97	$3.27	$2.70
Shares used in adjusted earnings per share - basic	9,695	8,823	872	9,624	6,820	2,804
Adjusted earnings per share - diluted	$3.80	$3.76	$0.04	$5.68	$3.15	$2.53
Shares used in adjusted earnings per share - diluted	10,260	9,073	1,187	10,111	7,083	3,028

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Divisions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Divisions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
Toys/Consumer Products	$269,607	$172,952	$187,309	55.9%	-7.7%	Toys/Consumer Products	$529,590	$334,365	$306,088	58.4%	9.2%
Dolls, Role-Play/Dress Up	190,452	112,050	129,289	70.0%	-13.3%	Dolls, Role-Play/Dress Up	354,644	206,483	202,184	71.8%	2.1%
Action Play & Collectibles	65,752	37,587	33,598	74.9%	11.9%	Action Play & Collectibles	134,620	73,614	53,951	82.9%	36.4%
Outdoor/Seasonal Toys	13,403	23,315	24,422	-42.5%	-4.5%	Outdoor/Seasonal Toys	40,326	54,268	49,953	-25.7%	8.6%
Costumes	53,391	64,005	54,981	-16.6%	16.4%	Costumes	134,711	98,787	81,517	36.4%	21.2%
Total	$322,998	$236,957	$242,290	36.3%	-2.2%	Total	$664,301	$433,152	$387,605	53.4%	11.8%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
United States	$253,854	$199,136	$202,303	27.5%	-1.6%	United States	$543,388	$363,317	$320,998	49.6%	13.2%
Europe	38,075	20,836	21,045	82.7%	-1.0%	Europe	65,911	38,103	34,424	73.0%	10.7%
Canada	12,804	8,094	9,523	58.2%	-15.0%	Canada	21,720	12,403	14,555	75.1%	-14.8%
Latin America	9,504	4,503	4,504	111.1%	0.0%	Latin America	15,712	8,123	6,586	93.4%	23.3%
Asia	4,294	2,635	2,744	63.0%	-4.0%	Asia	8,733	6,214	5,976	40.5%	4.0%
Australia & New Zealand	3,941	1,490	1,936	164.5%	-23.0%	Australia & New Zealand	7,014	3,927	4,269	78.6%	-8.0%
Middle East & Africa	526	263	235	100.0%	11.9%	Middle East & Africa	1,823	1,065	797	71.2%	33.6%
Total	$322,998	$236,957	$242,290	36.3%	-2.2%	Total	$664,301	$433,152	$387,605	53.4%	11.8%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
North America	$266,658	$207,230	$211,826	28.7%	-2.2%	North America	$565,108	$375,720	$335,553	50.4%	12.0%
International	56,340	29,727	30,464	89.5%	-2.4%	International	99,193	57,432	52,052	72.7%	10.3%
Total	$322,998	$236,957	$242,290	36.3%	-2.2%	Total	$664,301	$433,152	$387,605	53.4%	11.8%